UNITED STATES DEPARTMENT OF STATE
                      BUREAU OF POLITICAL MILITARY AFFAIRS
                             WASHINGTON, D.C. 20520




In the Matter of:

ITT Corporation

        An Indiana Corporation

Respondent




                                CONSENT AGREEMENT

WHEREAS, the Office of the Directorate of Defense Trade Controls, Bureau of Political Military Affairs, U.S. Department of State ("Department") has notified the ITT Corporation, (the "Respondent") of its intent to institute an administrative proceeding pursuant to Section 38 of the Arms Export Control Act, as amended ("Act") (22 U.S.C. s2778) and its implementing regulations, the International Traffic in Arms Regulations ("Regulations") (22 C.F.R. pts. 120-130), based on the Respondent's conviction on March 28, 2007, of violating 22 U.S.C. 2778(b)(2) and 2778(c), 18 U.S.C. 2 and 22C.F.R. 127. 1(a) and 127.3
as set forth in the Criminal Plea Agreement, the Factual Statement in support of the Criminal Plea Agreement, the Deferred Prosecution


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                                        2


Agreement, and Draft Charging Letters attached hereto and incorporated by reference, herein.

WHEREAS, the Respondent agrees that if the Department finds that this Consent Agreement was negotiated based on the Respondent's knowingly providing materially false or misleading information to the Department, the Department may revoke this Consent Agreement and the Order, and bring additional charges against the Respondent. Additionally, the Respondent understands that a violation of this Consent Agreement is considered a violation of the Order and if the Assistant Secretary of State for Political-Military Affairs determines that the Respondent violated the Order, a civil penalty may be assessed in accordance with Section 127.10 of the ITAR;

WHEREAS, the Respondent has entered into a Plea Agreement and Deferred Prosecution Agreement, with the Department of Justice, and has reviewed this Consent Agreement, and fully understands these documents and enters into this Consent Agreement voluntarily and with full knowledge of its rights;

WHEREAS, the Respondent wishes to dispose of all potential civil charges, penalties and sanctions arising from (1) the Draft Charging Letters, (2) the facts which the Respondent has disclosed in writing to the Department, (3) the facts that have been identified in the Criminal Plea Agreement, (4) the information contained in the Statement of Facts in support of the Criminal Plea Agreement and (5) the facts contained in the Deferred Prosecution Agreement, by entering into this Consent Agreement;

WHEREAS, the Department and the Respondent agree to be bound by this Agreement and a related administrative order ("Order") (attached) to be entered by the Assistant Secretary of State for Political-Military Affairs.

        Now, WHEREFORE, the Department and the Respondent agree as follows:

Parties


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(1) The Parties to this Consent Agreement are the Department and the Respondent,
including its Value Centers engaged in the manufacture and export of defense articles and defense services.

Jurisdiction
------------

(2) The Department has jurisdiction over the Respondent under the Act and the Regulations in connection with the matters identified in the Draft Charging Letters.

November 1, 2004 Consent Agreement
----------------------------------

(3) As the result of the attached October 6, 2004, Draft Charging Letter, the Respondent entered into a November 1, 2004, Consent Agreement with the Department. On March 28, 2007, the Respondent entered a guilty plea in the United States District Court for the Western District of Virginia to violations of the Arms Export Control Act, including a charge based on knowingly omitting material facts in reports that were the basis for the Departments administrative settlement with ITT in 2004.

(4) The Respondent and the Department agree that upon approval of this Consent Agreement by the Assistant Secretary for Political-Military Affairs by entering the Order, the Consent Agreement dated November 1, 2004, is hereby revoked. Further, the Respondent and the Department agree that all terms, conditions and obligations pursuant to the November 1, 2004 Consent Agreement are null and void. Notwithstanding revocation of the 2004 Consent Agreement, the penalties as outlined below and the remedial compliance measures in the attached Annex of Compliance Measures, address all of the elements from the 2004 Consent Agreement and 2004 Draft Charging Letter.

Penalty
-------

(5) The Respondent agrees that it shall pay a civil penalty of twenty million dollars to settle the violations alleged in the current Draft Charging Letter. Additionally, respondent will pay eight million dollars in penalties from the revoked November 1, 2004 Consent Agreement which shall be accounted for under this new Consent Agreement. The total civil penalty of twenty eight million dollars ($28,000,000.00)


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                                        4


comprised of the amounts stipulated in subparagraphs (a) and (b), shall be paid in complete settlement of alleged civil violations pursuant to Section 38 of the Act as well as those set forth in the present draft charging letter, the draft charging letter of October 6, 2004, the Consent Agreement of November 1, 2004, the Criminal Plea Agreement, the Statement of Facts in Support of the Criminal Plea Agreement, the Deferred Prosecution Agreement, and all matters disclosed to the Department prior to entry of the Agreement as follows:

     a) Twenty million dollars ($20,000,000.00) shall be paid through Several installments as follows:

          1) Specifically, four million dollars ($ 4,000,000.00) shall be paid to the Department of State within 10 days of signing of the Order, and four million dollars ($4,000,000.00) shall be paid in similar installments to the Department by the Respondent on the first, second, third and fourth anniversary of the signing of the Order. The Respondent agrees to waive its rights to raise the defense of Statute of Limitations with regard to the collection of the civil penalty imposed by this Consent Agreement, and the Statute of Limitations shall be tolled until the last payment is made.

          2) The Department and the Respondent agree that no interest shall accrue or be due on the unpaid portion of the civil penalty if timely payments are made as set forth in paragraph (5)(a)(1) above.

     b)   Eight million dollars ($8,000,000.00) shall be paid as follows:

          1) Specifically, three million dollars, ($3,000,000.00) of the civil penalty already paid by ITT under the November 01, 2004, Consent Agreement is credited to ITT under this Consent Agreement.

          2) Five million dollars ($5,000,000.00) also assessed under the November 01, 2004 Consent Agreement, but its payment suspended on the condition that the Respondent apply this amount to costs associated with the remedial compliance specified in that Agreement, shall remain suspended as set forth


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          below under this Consent Agreement. The newly appointed Special
          Compliance Official will conduct a review of Respondent's expenditures for such compliance and DTCC will determine from that review if the amounts claimed by ITT to date were spent for Consent Agreement authorized remedial compliance costs. To the extent that DTCC determines that amounts claimed or any portion thereof were utilized for Consent Agreement authorized remedial compliance costs, that amount will be credited against the suspended penalty. The remaining portion of the suspended penalty shall be used for costs of DTCC approved remedial compliance measures required under this Consent Agreement. ITT will provide to DTCC no later than one year from the date of this Consent Agreement, and then annually thereafter, for verification and approval an itemized accounting of all Consent Agreement remedial compliance costs, to include those costs claimed against suspended penalties, showing specifics of how money was used to strengthen compliance within the terms of this Consent Agreement. ITT shall have five (5) years from the date of this Consent Agreement to use any remaining portion of the suspended penalty on authorized remedial compliance costs. Authorized remedial compliance costs as stated herein shall include but not be limited to, (a) the cost of employing the Outside SCO, any individuals engaged at the request of the SCO to assist the SCO in his/her functions and any expense required under the Consent Agreement incurred by the SCO and his/her supporting personnel, and (b) the cost of outside legal fees and expenses in support of ITT compliance audits and reports required under the terms and conditions of this Consent Agreement.

(6) Respondent is precluded from applying any portion of the $28,000,000 penalty set forth in paragraph (5) as costs in any contract with any agency of the U.S Government or any other contract. Respondent agrees that the $28,000,000 penalty; (a) will be treated as expressly unallowable costs under the Federal Acquisition Regulations; (b) will not be recovered or reimbursed, or sought to be recovered or reimbursed as allowable costs, either directly or indirectly under any federal prime contract, grant or subcontract; and (c) will not be taken as


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a federal tax deduction. In the event Respondent violates these prohibitions, the Department will deem it a "failure to apply funds appropriately for the required purpose."

(7) Any failure to apply funds appropriately for the required purpose, or to provide a satisfactory accounting shall result in a lifting of the suspension, in which case the Respondent shall be required to pay immediately to the Department the amount of the suspended portion of the penalty, less any amounts the Department deems to have been properly applied and accounted for expenditures in compliance with this Consent Agreement.


Debarment
---------

(8) The Department has imposed a statutory debarment against ITT Corporation in accordance with ss. 38(g)(4) of the Act and ss.127.7 of the ITAR. However, based on overiding national security and foreign policy interests, the Department excepted from this debarment all ITT Corporation business units other than ITT-Night Vision Value Center. Therefore, all other current ITT Corporation value centers have been granted exceptions to the debarment. Furthermore, after a thorough review of the circumstances surrounding the conviction and a finding that the appropriate steps have been taken to mitigate any law enforcement concerns, within ITT Night Vision Value Center the debarment includes additional exceptions based on overriding national security and foreign policy interests. These exceptions were outlined by the Department in a letter dated April 18, 2007.

(9) All requests for authorizations not covered under a debarment exception or a carve-out will require a specific request for an additional transaction exception, and the decision to grant the exception will be made on a case-by-case basis after a full review of all circumstances.

(10) Such debarment shall be for a period of three years from the date of the Plea Agreement and, thereafter, shall remain in effect unless the Department reinstates export privileges pursuant to Section 38(g)(4) of the Act. At any time following a one year period after the date of the Plea Agreement, Respondent may apply for reinstatement. Such


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application must demonstrate to the satisfaction of the Department that the criteria for reinstatement in the foregoing provisions, including compliance with the Consent Agreement and Order, have been met. The Department reserves the right to consider instituting further administrative action in the event that the Respondent does not fulfill the provisions of this Consent Agreement or is responsible for other compliance or law enforcement concerns under the Act or other statutes specified in 22 C.F.R. 120-130.

License Revocation
------------------

(11) ITT Corporation has been notified by the Department and is aware of eighty-eight (88) authorizations, previously approved for ITT Night Vision Division, that have been revoked by the Department.

Appointment of a Special Compliance Official
--------------------------------------------

(12) The Respondent shall retain and pay for a qualified individual from outside the corporation to serve as a Special Compliance Official (SCO). The person serving as the SCO may also hold the position of Independent Monitor (IM) as required under the Department of Justice's Deferred Prosecution Agreement. The term, authorities, and responsibilities of the SCO are described in the Annex of Compliance Measures attached to this Consent Agreement.

On-site Audits
--------------

(13) For the purpose of assessing compliance with the provisions of the Act, the Regulations and future munitions licenses and other authorizations, the Respondent agrees to arrange and facilitate, with minimum advance notice, on-site audits of its value centers, wherever situated, by the Department during the scope of this Consent Agreement. Further, any such audit, to the extent possible, will be coordinated with audits that may occur pursuant to the Deferred Prosecution Agreement.

Understandings:
---------------

(14) No agreement, understanding, representation or interpretation not contained in this Consent Agreement may be used to vary or otherwise affect the terms of this Consent Agreement or the Order, when entered,


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nor shall this Consent Agreement serve to bind, constrain, or otherwise limit any action by any other agency or department of the United States Government with respect to the facts and circumstances addressed herein. Specifically, the Respondent acknowledges and accepts that there is no understanding expressed or implied through this Consent Agreement with respect to a final decision by the Department of State concerning its interest in the approval of export licenses or other U.S. Government authorizations. The Department agrees, assuming the Respondent's adherence to the terms of this Consent Agreement, and the Act and the Regulations more broadly, that decisions concerning future export license applications for the Respondent will be made in accordance with the terms and conditions of this Consent Agreement, and consistent with the security and foreign policy interests of the United States.

(15) The Respondent acknowledges the nature and seriousness of the offenses charged in the Draft Charging Letters and the Criminal Information, including the potential risk of harm to the security and foreign policy interests of the United States.

(16) If this Consent Agreement is not approved pursuant to an Order entered into by the Assistant Secretary for Political-Military Affairs, the Department and the Respondent agree that they may not use this Consent Agreement in any administrative or judicial proceeding and that the parties shall not be bound by the terms contained in this Consent Agreement.

(17) The Department agrees that, upon signing of the Order and entry into force of this Consent Agreement, this Consent Agreement resolves with respect to the Respondent any civil penalties or administrative sanctions imposed with respect to violations of Section 38 of the Act or the Regulations arising from facts that the Respondent has disclosed in writing to the Department, or that have been identified in the Draft Charging Letters the Criminal Plea Agreement, the Statement of Facts in support of the Criminal Plea Agreement and the Deferred Prosecution Agreement.

Waiver
------


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(18) The Respondent agrees that, upon signing of the Order and entry into force of this Consent Agreement, it waives all rights to seek administrative or judicial consideration or review of, or to otherwise contest, the validity of this Consent Agreement or Order, including in any action that may be brought for the enforcement of the civil penalty in connection with this Consent Agreement or Order.

Documents to be made public
---------------------------

(19) The Respondent understands that the Department will make this Consent Agreement, including the Annex of Compliance Measures, the Draft Charging Letter and the Order, when entered, available to the public.

When Order Becomes Effective
----------------------------

(20) This Consent Agreement shall become binding on the Department only when the Assistant Secretary for Political-Military Affairs approves it by entering the Order, which will have the same force and effect as a decision and Order issued after a full administrative hearing on the record.




                            U.S. Department of State


/s/ Stephen D. Mull                            December 21, 2007
-----------------------------                  -------------------------
Ambassador Stephen D. Mull
Acting Assistant Secretary for                         Date
Political-Military Affairs


                                 ITT Corporation


/s/ Steven R. Loranger                         December 21, 2007
------------------------------------           ----------------------------
Steven R. Loranger
President & CEO                                          Date


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                          Annex of Compliance Measures
                          ----------------------------


ITT Corporation, reflecting its commitment to conduct its business in full compliance with the Arms Export Control Act ("AECA" or the "Act") and the International Traffic in Arms Regulations ("ITAR" or the "Regulations"), and in order to ensure, in particular, that there are no unauthorized exports of ITAR controlled defense articles or technical data, agrees to implement the following remedial measures and such additional measures as may be mutually agreed upon by ITT Corporation and the Director, Office of Defense Trade Controls Compliance
(DTCC), and agree further that these measures will remain in effect for a minimum of five years, unless otherwise noted, as part of the Consent Agreement entered into with the Department of State. Further ITT Corporation agrees that these measures will be incorporated into any future ITT business acquisitions that are involved in the design, manufacturer, sale or export of ITAR controlled defense articles, technical data and defense services within 6 months of that acquisition. Further, if ITT sells its Night Vision or Aerospace/Communications Value Centers, ITT agrees to notify DDTC thirty (30) days prior to such sale, and further to notify the purchaser in writing that it will be bound by the terms and conditions of the Consent Agreement. ITT Corporation acknowledges and accepts its obligation to maintain effective export control oversight, infrastructure, policies and procedures for its AECA/ITAR-regulated activities.


ITT Corporation
---------------

(1) Under this Consent Agreement, ITT Corporation shall ensure that adequate resources are dedicated to ITAR compliance throughout the Respondent's ITAR regulated value centers. ITT Corporation will establish policies and procedures for all ITT employees with responsibility for AECA and ITAR compliance to address lines of authority, staffing increases, performance evaluations, career paths, promotions and compensation.


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(2) Within 120 days of the signing of the Order, ITT Corporation, in coordination with the Special Compliance Official (SCO), will conduct an internal review of AECA and ITAR compliance resources throughout its ITAR regulated business units and establish the necessary actions to ensure that sufficient resources are dedicated to compliance, including the use of additional resources from compliance cross trained employees on a part time basis when needed.

(3) ITT will provide to the Director, DTCC within six months from the date of this Consent Agreement, and then semi-annually thereafter, status reports, by ITAR regulated value centers on ITAR compliance program enhancements and resource levels and their impact or benefit to ensuring ITAR compliance. ITT Corporation shall provide AECA and ITAR compliance oversight and ensure that best practices learned are implemented throughout all its ITAR regulated businesses

Appointment of a Special Compliance Official
--------------------------------------------

(4) ITT Corporation, with the concurrence of the Director, DTCC, and within the requirements of the Deferred Prosecution Agreement, shall appoint a qualified individual from outside of ITT Corporation and its affiliates, to serve as a Special Compliance Official (SCO) for a minimum term of four (4) years to be succeeded by an individual from inside the corporation who will serve for at least an additional one (1) year, in both instances reporting to ITT's Chief Ethics & Compliance Officer and the Director, DTCC as set forth herein. The date of transfer from outside SCO to inside SCO will be subject to ITT Corporation's progress in implementing this Consent Agreement, including this Annex of Compliance Measures and Plea Agreement Remedial Action Plan Appendix A, and will be decided upon subject to the concurrence of the Director, DTCC with input from the outside SCO and ITT Corporation.

(5) The outside SCO shall not have been employed in any prior capacity by or previously represented ITT Corporation, or any of its affiliates, past or present, and, as a condition of appointment as SCO, shall agree to forsake for all time any such future employment or representation. The appointment shall be made within sixty (60) days of the signing of the accompanying Order, unless otherwise agreed to by the Respondent and the Director, DTCC prior to or at the time of settlement. The appointment shall be subject to written approval of the Director, DTCC.


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(6) The SCO shall have four (4) principal areas of responsibility regarding the future conduct of ITT Corporation:

     (a) Monitoring ITT Night Vision Division and ITT Aerospace/Communication's AECA and ITAR export compliance programs with specific attention related to the following areas associated with the offenses alleged in the Draft Charging
Letters:

          1. Policies and procedures for the identification of ITAR technical data, to include the use derivative drawings or derivative technical data.
          2. Policies and procedures for procurement in the United States, to include requesting quotes using the internet and using known and unknown U.S. suppliers with foreign manufacturing facilities.
          3. Policies and procedures for encouraging ITT employees to report ITAR compliance problems without fear of reprisal. These policies and procedures should promote the ITT Ombudsman Program as a reporting mechanism safe from reprisals and as a means to document the issue to be looked at, management's action, and the result of any action taken by management in resolving the issue.
          4. Incorporating AECA and ITAR compliance into ITT Corporation's management business plans at the senior executive level where the AECA or ITAR may be impacted.
          5. Policies and procedures for tracking and ensuring the timely return to the United States of night vision equipment exported temporarily.
          6. Policies and procedures for using overseas representatives with regard to temporary exports.
          7. Policies and procedures for preventing, detecting and reporting AECA and ITAR violations.
          8. Policies and procedures for tracking and ensuring that Research and Development work on all defense article matters are in compliance with the Act and Regulations from conception to completion of the project.


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                                        4


          9. Policies and procedures for ensuring that exports of classified technical data and classified defense articles are in full compliance with Section 125.3 of the Regulations.
          10. Meeting and maintaining adequate AECA and ITAR compliance staffing levels at all Value Centers where the AECA or ITAR are impacted.

     (b) Overseeing the audit of ITT Night Vision Division's and ITT Aerospace/Communication's implementation of the compliance measures called for in the Consent Agreement and this Annex of Compliance Measures, the ITT Corporation's corporate oversight of AECA/ITAR compliance for ITT-Night Vision's and ITT-Aerospace/Communication's performance of its responsibilities under the Consent Agreement and accompanying Order in a timely and satisfactory manner as required by this Consent Agreement and the accompanying Order,

     (c) Monitoring all AECA/ITAR-regulated activities of ITT Night Vision and ITT Aerospace/Communications for the period covered by this Consent Agreement, and

     (d) Track, evaluate and report on the paragraph (2) ITT review of AECA and ITAR compliance resources at ITT ITAR regulated value centers.

(7) The SCO may also be requested to perform additional export oversight, monitoring and coordination of activities as agreed by Respondent and the Director, DTCC.

(8) In fulfilling the responsibilities set forth in this Consent Agreement, the SCO may, at his/her sole discretion, present any export compliance related issue directly to any or all among ITT's President and Chief Executive Officer, the ITT Board of Directors, the Chief Ethics & Compliance Officer, and if necessary the Director, DTCC.

(9) The Chief Ethics & Compliance Officer will brief the Board of Directors at least annually concerning any findings and recommendations by the SCO, ITT Corporation's response and implementation of the same, and the status of AECA and ITAR compliance generally within ITT Corporation.


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                                        5


(10) The ITT Corporation CEO or his designee (General Counsel or Chief Ethics & Compliance Officer) shall notify the Board of Directors of the following terms and conditions regarding the powers and duties, authority, and responsibilities of the SCO:

          (a) Within fifteen (15) days after approval by DTCC of the person nominated by ITT Corporation to serve as outside SCO, ITT Corporation shall hire and appoint that person to the position of SCO and shall empower him or her with a written delegation of authority and statement of work, approved by DTCC, to permit him or her to monitor, oversee and promote ITT Corporation's AECA and ITAR compliance with the terms of this Consent Agreement in a manner consistent with the purpose of this Consent Agreement and the Order, its specific terms and conditions, pertinent munitions license authorizations provided to ITT Night Vision and ITT Aerospace/Communications by the Department of State, and other activities subject to the Regulations and the Act and shall do so in consultation with DTCC.

          (b) The Outside SCO shall serve for a minimum of a four (4) year period from the date of his or her appointment. If for any reason the appointed SCO is unable to serve the full period of his/her appointment, or is unable to carry out the responsibilities described herein on a temporary basis greater than thirty (30) days, or if the Director, DTCC decides that the SCO shall be removed for not performing his duties satisfactorily, ITT'S Chief Ethics & Compliance Officer shall recommend a successor acceptable to the Director, DTCC, the latter's agreement to the replacement to be confirmed and provided in writing. Such recommendation shall be made at least thirty (30) days in advance of a new appointment. If a successor SCO is not appointed within 45 days of the termination or removal of the appointed SCO, this Consent Agreement will be extended for the period of time equal to the period of time ITT was without an approved appointed SCO. In no event under this agreement will ITT be without a SCO for a period of longer then 120 days without an extension being granted by the Director, DTCC. If the SCO for any reason is unable to carry out the responsibilities described herein on a

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                                        6


          temporary basis, not to exceed thirty (30) days, then ITT's Chief Ethics & Compliance Officer shall assume the power and authority of SCO in the interim. The conferring of rights and powers described in paragraph (a) above shall make provision for this event. Within 42 months of appointment, the SCO, after consultations with ITT Corporation, shall recommend an ITT employee to serve as successor SCO acceptable to ITT Corporation and the Director, DTCC, who shall serve for the remaining one (1) year period. The successor SCO shall be fully empowered and capable of performing the responsibilities of the SCO.

          (c) The SCO shall have full and complete access to relevant ITT Corporation personnel, books, records, documents, audits, reports, facilities and technical information relating to compliance with this Consent Agreement, Order and pertinent munitions authorizations, licenses, guidance relating to the export of defense articles and defense services. Disclosure to the SCO of attorney-client privileged information shall be deemed a disclosure to an employee of ITT and as such shall not constitute a waiver of attorney client privilege. The SCO shall disclose any such attorney-client privileged information to the Director of DTCC, after notifying ITT of the decision to do so, if the SCO determines that disclosure is necessary.

          (d) ITT Corporation value centers shall cooperate with any reasonable request of the SCO, including any request for assistance to obtain any necessary security clearances, and shall take no action to interfere with or impede the SCO's ability to monitor ITT's compliance with this Consent Agreement, the Act and the Regulations or to carry out his/her other responsibilities set forth in this Consent Agreement. The SCO shall notify DTCC whenever he or she encounters any difficulties in exercising the duties and responsibilities assigned under this Consent Agreement;

          (e) The SCO shall, with the approval of the Director of DTCC and the concurrence of ITT, have the authority to employ in a support capacity at the expense of ITT, such assistants and other


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                                        7


          professional staff as are reasonably necessary for the SCO to carry out the SCO duties and responsibilities.

          (f) DTCC shall either, on its own initiative or at the request of the SCO, issue such guidance as may be necessary or appropriate to ensure strict compliance with the Act, Regulations, and the terms and conditions of authorizations DDTC has provided to ITT Night Vision and ITT Aerospace/Communications.

(11) The SCO shall provide reports to the President & CEO of ITT Corporation, the Chief Ethics & Compliance Officer, and the Director, DTCC, concerning ITT Night Vision's and ITT Aerospace/Communication's compliance with this Consent Agreement and Order, as well as with such other pertinent U.S. Government munitions authorizations, licenses, resource allocation, guidance, and the like then in force pertaining to ITT Night Vision's and ITT Aerospace/Communication's ITAR regulated activities. These reports shall include findings, conclusions and any recommendations necessary to ensure strict compliance with the Act and Regulations; describe any and all instances of AECA of ITAR non-compliance, and advise on progress in implementing previous recommendations advanced by the SCO. These reports may, in a separate annex, also include any relevant comments or input by ITT Corporation Any such reports shall not effect ITT Corporation's use of the voluntary disclosure procedure set forth in 22 C.F.R. ss. 127.12, and any benefits gained therefrom.

    The reports shall be provided:

               o Every ninety (90) days for a period of six months from the date of the signing of the Order; and
               o Semiannually thereafter during the remainder of the SCO's period of appointment.

Ombudsman Program
-----------------

(12) ITT will continue to promote and publicize the availability of ITT's Ombudsman Program for reporting violations of the Act and the Regulations to ensure that violations may be readily reported via this channel, without fear of recrimination or retaliation. Complaints or concerns about matters involving compliance with the Act and the


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                                        8


Regulations will be reported to the Director, International Trade Compliance and the SCO. The Director, International Trade Compliance will be responsible for resolving such matters. If the Director, International Trade Compliance is the subject of the complaint or concern involving the Act and the Regulations, the matter will be referred to the Chief Ethics & Compliance Officer for resolution. The Chief Ethics & Compliance Officer shall submit a semiannual report assessing the effectiveness of the Ombudsman Program relating to export matters, and will provide a copy to the Director, DTCC. This report will be in sufficient detail such that the Department may, consistent with its responsibilities under law and regulation, form an opinion about the seriousness of the alleged violations, without disclosing employee confidentiality.

Strengthened Compliance Policies, Procedures, Training
------------------------------------------------------

(13) Within twelve (12) months of the signing of the Order, ITT will have instituted strengthened corporate export compliance procedures focused principally on ITT's business operations such that: (a) all ITT employees of value centers engaged in ITAR regulated activities are familiar with the Act, the Regulations, and their own and ITT's responsibilities, thereunder; (b) all persons responsible for supervising those employees, including senior managers of those units are knowledgeable about the underlying policies and principles of the Act and the Regulations; and (c) there are records indicating the names of employees, trainers, and level and area of training received (e.g., providing technical data, use of public domain information in performing defense services, applicability of ITAR to foreign-origin defense articles).

Automated Export Compliance System
----------------------------------

(14) ITT agrees to continue with the implementation of the comprehensive automated export compliance system to strengthen ITT Corporation's internal controls for ensuring compliance with the Act and Regulations. The system concept as outlined under the November 1, 2004 Consent Agreement and the ITT April 21, 2005 "White Paper", was approved by DTCC on July 26, 2005. ITT will provide to DTCC an update outlining the status of ITT's automated export compliance system. This system will track the decision process from the initiation of


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                                        9


a request for potential export authorization or clarification of an existing authorization to its conclusion that will reflect ITT's ability to oversee and monitor export activity. This system will cover the initial identification of all technical data and technical assistance in any form proposed to be disclosed to any foreign persons and will be accessible to DTCC upon request. ITT understands that DTCC may, in its sole discretion, not authorize use of exemptions for shipments of unclassified technical data in furtherance of a technical assistance agreement, and that DDTC may exercise this authority pending the institution of this system. ITT will develop with the Corporation's email system a means of alerting users to the AECA and ITAR requirements on electronic transmissions of ITAR technical data. This alert system will include a login banner that is displayed when any employee logs onto the system, which will describe AECA and ITAR requirements and offer contact information for anyone who has further questions. In order to prevent unintentional or accidental transmissions to unauthorized recipients, ITT will also provide training to all employees to ensure that any type of electronic transmissions of ITAR controlled technical data are sent in accordance with ITT's export compliance policies and procedures.

Audits
------

(15) As initiated under the previous November 1, 2004 Consent Agreement, ITT Night Vision shall continue with its required review of the functional processes involved in exporting night vision products to verify that the processes (to include production and quality control) are effective to comply with export license authorizations and related provisos. The review will be conducted under the supervision of an expert in process analysis who is independent from the Export Compliance Department and other functional departments at ITT Night Vision with responsibility for export activities. Within sixty 60 days of the signing of the Order, ITT Corporation will provide the Director, DTCC with the status of the verification plan for the functional processes for review and comment. Within one hundred twenty 120 days of the receipt of final comments from the Director, DTCC on the verification plan, a written report of the results of the review shall be submitted by ITT to the Director, DTCC.

(16) The Respondent shall retain outside legal counsel, approved by DTCC, to conduct an audit of ITT Night Vision's and ITT Aerospace/


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Communication's implementation of the Consent Agreement and Annex of Compliance
Measures. The audit will assess the overall effectiveness of the Respondent's AECA/ITAR compliance programs to include its corporate oversight of all Value Centers involved in AECA/ITAR regulated activities. Within twelve (12) months after the signing of the Order, a draft audit plan will be submitted to the Director, DTCC for review and comment. Within twenty-four months (24) of the effective date of this Consent Agreement the audit will be completed and a written report containing recommendations for improvements with respect to the Consent Agreement measures or compliance with the Act or the Regulations more generally. The report will be submitted by ITT to the Director, DTCC along with ITT's plan on how it will address those recommendations.

Certifications
--------------

(17) At the conclusion of the five year term of this Consent Agreement, the President and Chief Executive Officer (CEO) of ITT Corporation or their successor(s) at ITT Corporation, shall submit to the Director, DTCC a written certification that all compliance measures set forth in the Consent Agreement as it relates to AECA and ITAR compliance, have been implemented and that he or she has assessed ITT's current ITAR compliance program and attest that it is adequate to identify, prevent, detect, correct and report violations of the AECA and the ITAR. Such certification shall specifically address compliance with paragraph (6) of the Consent Agreement.